  Filed pursuant to Rule 424(b)(5)
 Registration No. 333-287577
Prospectus Supplement
(To Prospectus dated May 27, 2025)
PLUG POWER INC.
Warrants to Purchase 185,430,464 Shares of Common Stock
Pre-funded Warrants to Purchase 154,430,464 Shares of Common Stock
We are offering to an investor holding warrants (the “Investor”), which we previously issued on March 20, 2025 (the “March Warrants”), in consideration for exercising in full all of the existing March Warrants held by such Investor at the exercise price per warrant share as set forth in the warrants of $2.00, (i) warrants to purchase up to 185,430,464 shares of our common stock, par value $0.01 per share (the “new warrants”), pursuant to this prospectus supplement and the accompanying prospectus and a letter agreement (the “Inducement Agreement”) with such Investor and (ii) up to 185,430,464 shares of our common stock upon exercise of the new warrants in accordance with their terms. Each new warrant will have an exercise price per share of common stock equal to $7.75 and will expire on March 20, 2028. The new warrants will not become exercisable for shares of our common stock until we receive stockholder approval or effect a reverse stock split to increase our authorized shares of common stock. The new warrants will be cash settled after February 28, 2026 if we have not obtained additional authorized shares of common stock.
We are also amending the March Warrants to provide for the issuance of pre-funded warrants (the “pre-funded warrants” and together with the new warrants, the “warrants”), at the option of the Investor, if, as a result of the exercise of the March Warrants, the Investor’s beneficial ownership of the Company’s shares of common stock would exceed such Investor’s beneficial ownership blocker election as set forth in its March Warrants immediately following such exercise. The purchase price of each pre-funded warrant is equal to the exercise price of $2.00 per share price, minus $0.0001. Each pre-funded warrant is immediately exercisable for one share of common stock at $0.0001 per share and will expire on March 20, 2028. The pre-funded warrants, the new warrants and the shares of common stock issuable upon the exercise of the new warrants and the pre-funded warrants are sometimes collectively referred to herein as the “securities.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the new warrants and the pre-funded warrants sold in this offering. See “Description of Securities We are Offering” on page S-13 of this prospectus supplement and “Description of Warrants” on page 10 of the accompanying prospectus for a more complete description of the securities offered hereby.
Our common stock is traded on The Nasdaq Capital Market under the symbol “PLUG.” On October 7, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.87 per share. There is no established public trading market for the new warrants or pre-funded warrants, and we do not expect a market to develop. We do not intend to list the new warrants or pre-funded warrants on The Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the new warrants and pre-funded warrants will be limited. See “Risk Factors — Risks Related to this Offering and Our Common Stock and Warrants — There is no public market for the Warrants being offered in this offering.”
Oppenheimer & Co. Inc. is acting as our lead financial advisor in connection with the transaction (“Oppenheimer”). BTIG LLC, Clear Street LLC, Craig-Hallum Capital Group LLC, H.C. Wainwright & Co., LLC and Roth Capital Partners are acting as co-financial advisors in connection with the transactions (together with Oppenheimer, the “Financial Advisors”) The Financial Advisors are not purchasing or selling any of the securities offered by us in this offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Per March Warrant Exercised	Total
Offering price
Shares of common stock and new warrants(1)	$2.0000	$62,000,000.00
Pre-funded warrants(2)	$1.9999	$308,845,484.95
Financial Advisor Fees(3)	$0.0850	$15,761,589.44
Proceeds to us, before expenses(4)	$1.9150	$355,083,895.51

(1)
31,000,000 shares of common stock and 185,430,464 new warrants

(2)
154,430,464 pre-funded warrants

(3)
We have agreed to pay the Financial Advisors a fee equal to 4.25% of the gross proceeds from the March Warrants that are exercised by the Investor. See “Plan of Distribution” for additional information regarding Oppenheimer’s fees and estimated expenses.

(4)
The above proceeds do not give effect to any proceeds from (i) the exercise of the new warrants being issued in this offering and (ii) the unfunded $0.0001 per share of common stock exercise price of the pre-funded warrants being issued in this offering.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.
Delivery of the new warrants and pre-funded warrants at the closing of the offering is expected to be made on or about October 9, 2025.
Lead Financial Advisor
Oppenheimer & Co.
Co-Advisors
BTIG	Clear Street	Craig-Hallum
H.C. Wainwright & Co., LLC	Roth Capital Partners
The date of this prospectus supplement is October 8, 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation by Reference,” “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” as well as any free writing prospectus provided in connection with this offering.
You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Financial Advisors have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Financial Advisors take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Financial Advisors are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
Neither we nor the Financial Advisors have done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.
The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.
This prospectus supplement and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain and/or incorporate by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “should,” “will,” “would,” “plan,” “potential,” “project” or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us, or if received, may not be available to us on favorable terms; the risk that we may not be able to expand our business or manage our future growth effectively; our ability to maintain an effective system of internal control over financial reporting; the risk that delays in or not completing our product development and hydrogen plant construction goals may adversely affect our revenue and profitability; the risk that we may not be able to obtain from our hydrogen suppliers a sufficient supply of hydrogen at competitive prices or the risk that we may not be able to produce hydrogen internally at competitive prices; our ability to achieve the forecasted revenue and costs on the sale of our products; the risk that we may not be able to convert all of our estimated future revenue into revenue and cash flows; the risk that purchase orders may not ship, be commissioned or installed and/or converted to revenue, in whole or in part; the risk that some or all of the recorded goodwill, intangible assets and property, plant, and equipment could be subject to impairment; the anticipated benefits and actual savings and costs resulting from the implementation of cost-reduction measures that include workforce reductions and limits on discretionary spending, inventory and capital expenditures; the risks associated with global economic uncertainty, including inflationary pressures, fluctuating interest rates, currency fluctuations, and supply chain disruptions; the risk of elimination, reduction of, or changes in qualifying criteria for government subsidies and economic incentives for alternative energy products, or the nonrenewal of such subsidies and incentives; the risk that the Department of Energy loan may be delayed, or that we may not be able to satisfy all of the technical, legal, environmental or financial conditions acceptable o the Department of Energy to receive the loan; the risks, liabilities, and costs related to environmental, health, and safety matters; the risk that our lack of extensive experience in manufacturing and marketing of certain of our products may impact our ability to manufacture and market said products on a profitable and large-scale commercial basis; the risk that a sale or issuance of a significant number of shares of stock could depress the market price of our common stock; the risk of dilution to our stockholders and/or impact to our stock price should we need to raise additional capital; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; our ability to leverage, attract and retain key personnel; the risk related to increased scrutiny and changing expectations from regulators, investors, and others regarding our environmental, social and governance practices and reporting, including those related to workplace diversity, equity and inclusion; the risk of increased costs associated with legal proceedings and legal compliance; the risk that a loss of one or more of our major customers, or the delay in payment or the failure to pay receivables by one of our major customers, could have a material adverse effect on our financial condition; the risk of potential losses related to any contract disputes; the risk of potential losses related to any product liability claims; the cost and timing of developing, marketing, and selling our products; the risks involved with participating in joint ventures, including our ability or inability to execute our strategic growth plan through joint ventures; our ability to obtain arrangements to support the sale or leasing of our products and services to customers, or our power purchase agreements with such customers; the risk that we may not be able to maintain a sufficient level of liquidity to achieve our business objectives or meet our obligations; the cost and availability of fuel and fueling infrastructures for our products; the risk that our convertible senior notes, if settled in cash, could have a material adverse effect on our financial results; the risks related to the use of flammable fuels in our products; market acceptance of our products and services; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing, and the supply of key product components; the cost and availability of components and parts for our products; the risk that possible new tariffs could have a material adverse effect on our business; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the risks related to our operational dependency on information technology and the risk of the failure of such technology, including failure to effectively prevent, detect, and recover from security compromises or breaches, including cyber-attacks; the cost of complying with current and future federal, state and international governmental regulations; the risks associated with past and potential future acquisitions; the risks associated with geopolitical instability, including the conflicts in the Middle East and between Russia and Ukraine as well as tensions between U.S. and China and neighboring regions; the volatility of our stock price; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC.
Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated herein or therein.
The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 and June 30, 2025, as amended and supplemented by any other subsequent documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus. All references in this prospectus supplement or the accompanying prospectus to “Plug Power,” “the Company,” “we,” “us,” or “our” mean Plug Power Inc. and its subsidiaries, unless we state otherwise or the context otherwise requires.
Overview
We are building an end-to-end clean hydrogen ecosystem, from production, storage, and delivery to energy generation, to help our customers meet their business goals and decarbonize the economy. In creating the first commercially viable market for hydrogen fuel cells, we have deployed more than 72,000 fuel cell systems for forklifts and more than 275 fueling stations. We intend to deliver our hydrogen solutions directly to our customers, and through joint venture partners into multiple environments, including material handling, supply chain and logistics, e-mobility, stationary power generation and industrial applications.
We are focused on delivering a number of hydrogen solutions to our customers. Our vertically integrated end-to-end hydrogen solutions, which are designed to fit individual customer needs, include hydrogen production equipment or the delivery of hydrogen fuel, including:
•
Fuel cells:   Fuel cells are electrochemical devices that combine hydrogen and oxygen to produce electricity and heat without combustion. We offer stationary and mobility fuel cell products to our customers in addition to serving the material handling industry. Our fuel cells power material handling vehicles (forklifts), replacing lead-acid batteries. We support customers at multi-shift high volume manufacturing and high throughput distribution sites where our fuel cell products provide a unique combination of productivity, flexibility, and environmental benefits.

•
Proton exchange membrane (“PEM”) electrolyzers:   Our electrolyzers use clean electricity to split water into hydrogen and oxygen. Using electrolyzers, customers can generate hydrogen for a variety of applications. PEM technology delivers high power density, carries low weight and volume and operates at relatively low temperatures which allows it to start quickly and cause less wear and tear on the system. In support of the market growth and our own ambitions, we have built a state-of-the- art gigafactory to produce electrolyzer stacks in Rochester, New York.

•
Hydrogen liquefiers:   We have a core competency in liquefaction systems known for their operational efficiency, flexibility and reliability. Our hydrogen liquefaction system has one of the most energy- efficient designs on the market utilizing hydrogen as the refrigerant in the main liquefaction cycle.

•
Liquid hydrogen cryogenic solutions:   We have expertise designing and manufacturing cryogenic solutions, including liquid storage tanks, delivery trailers, vaporizers, portable equipment, and integrated control systems. Our hydrogen tanker is one of the largest and lightest trailers currently manufactured, with significant over-the-road payloads.

•
Hydrogen production:   In addition to our pre-existing hydrogen production plant in Tennessee, we began producing liquid hydrogen at our hydrogen facility in Kingsland, Georgia in January 2024. Also, our hydrogen production plant in St. Gabriel, Louisiana began operations in the second quarter of 2025, and we continue to progress additional new hydrogen production plants throughout the United States, including in New York and Texas.

Currently, we manufacture and/or assemble our products at our manufacturing facilities in Rochester, New York; Slingerlands, New York; Houston, Texas; and Lafayette, Indiana; and have an expanded customer service center in Dayton, Ohio. In addition, we have hydrogen production plants in Charleston, Tennessee; Kingsland, Georgia; and St. Gabriel, Louisiana.

Corporate Information
We were organized in the State of Delaware on June 27, 1997. Our principal executive offices are located at 125 Vista Boulevard, Slingerlands, New York, 12159, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement, or the accompanying prospectus and is not incorporated by reference herein and you should not consider it part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING
New warrants to be offered by us
New warrants to purchase 185,430,464 shares of our common stock. Each warrant will have an exercise price of $7.75 per share of common stock, will be exercisable upon an increase in the our authorized shares, and will expire on March 20, 2028. See “Description of Securities We Are Offering — New Warrants” on page S-13 of this prospectus supplement for additional information. This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of the new warrants issued in this offering.
Pre-funded warrants to be offered by us
Pre-funded warrants to purchase 154,430,464 shares of our common stock. Each pre-funded warrant will have an exercise price of $0.0001 per share of common stock. The pre-funded warrants are immediately exercisable for one share of common stock at $0.0001 per share and will expire on March 20, 2028. See “Description of Securities We Are Offering — Pre-funded Warrants” on page S-14 of this prospectus supplement for additional information. This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of the pre-funded warrants issued in this offering.
Common stock to be outstanding immediately following this offering.
1,231,696,599 shares, assuming no exercise of the new warrants or pre-funded warrants included in this offering.
Use of proceeds
We estimate that the net proceeds from the sale of our securities (which represents the proceeds from the exercise of the March Warrants into shares of common stock and the pre-funded warrants) in this offering will be approximately $354 million, after deducting financial advisor fees and estimated offering expenses payable by us and excludes the proceeds, if any, from the exercise of the warrants sold in this offering. If all of the new warrants and pre-funded warrants sold in the offering were to be exercised for cash at their exercise price, we would receive additional gross proceeds of approximately $1.4 billion. We intend to use the net proceeds from this offering for working capital and general corporate purposes. Accordingly, we will retain broad discretion over the use of these proceeds. See “Use of Proceeds.”
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-8 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in new warrants or pre-funded warrants.
Nasdaq Capital Market Symbol
Our common stock is listed on The Nasdaq Capital Market under the symbol “PLUG.” There is no established public trading market for the new warrants or pre-funded warrants, and we do not expect a market to develop. We do not intend to list the new warrants or pre-funded warrants on The Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the new warrants and pre-funded warrants will be limited. See “Description of Securities We Are Offering — Trading Market.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement, and accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.
Risks Related to this Offering and Our Common Stock, Warrants and Pre-Funded Warrants
Our stock price and stock trading volume have been and could remain volatile.
The market price of our common stock has historically experienced and may continue to experience significant volatility. During 2023, 2024 and 2025, the sales price of our common stock fluctuated from a high of $18.88 per share to a low of $0.69 per share. Our progress in constructing our hydrogen plants and developing and commercializing our products, our quarterly operating results, announcements of new products by us or our competitors, our perceived prospects, changes in securities analysts’ recommendations or earnings estimates, changes in general conditions in the economy or the financial markets, adverse events related to our strategic relationships, significant sales of our common stock by existing stockholders, including one or more of our strategic partners, and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. Such market price volatility could adversely affect our ability to raise additional capital. Furthermore, technical factors in the public trading market for our common stock may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites), the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging or other technical trading factors.
In addition, we are subject to various securities class action litigation, which could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.
We have incurred losses and anticipate continuing to incur losses.
We have not achieved operating profitability in any quarter since our formation and we will continue to incur net losses until we can produce sufficient revenue to cover our costs. As of December 31, 2024, we had an accumulated deficit of $6.6 billion. We have continued to experience negative cash flows from operations and net losses. Our net losses were approximately $2.1 billion, $1.4 billion and $724.0 million for the years ended December 31, 2024, 2023 and 2022, respectively.
We anticipate that we will continue to incur losses until we can produce and sell our products and services on a large-scale and cost-effective basis. We cannot guarantee when we will operate profitably, if ever. In order to achieve profitability, we must successfully execute our planned path to profitability in the early adoption markets on which we are focused. The profitability of our products depends largely on material and manufacturing costs and the price of hydrogen. The hydrogen infrastructure that is needed to support our growth readiness and cost efficiency must be available and cost efficient. We must continue to shorten the cycles in our product roadmap with respect to improvement in product reliability and performance that our customers expect. We must execute on successful introduction of our products into the market. We must accurately evaluate our markets for, and react to, competitive threats in both other technologies (such as advanced batteries) and our technology field. Finally, we must continue to lower our products’ build costs and lifetime service costs. If we are unable to successfully take these steps, we may never operate profitably, and, even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future.
Future sales of a significant number of shares of our common stock or other dilution of our equity could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public market could occur at any time, or the perception that such sales could occur, could adversely affect the market price of our common stock. Moreover, subject to market conditions and other factors, we may issue shares of common stock, or other equity or debt securities convertible into common stock, in connection with a financing, acquisition, employee arrangement or otherwise. Any such issuance, including pursuant to any at-the-market agreements, such as the at-the-market offering program that we entered into with B. Riley Securities, Inc. and Yorkville Securities, LLC, or any line of equity, such as the standby equity purchase agreement that we entered with YA II PN, LTD, could result in substantial dilution to our stockholders.
Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could reduce the market price of our common stock to decline. In addition, the conversion of the notes or the exercise of outstanding options and warrants and future equity issuances will result in dilution to investors. The market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.
Our management will have broad discretion in the use of the net proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.
Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.
There is no public market for the new warrants or pre-funded warrants being offered in this offering.
There is no established public trading market for the new warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the new warrants or pre-funded warrants on The Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the new warrants and pre-funded warrants will be limited.
Following this offering, we will have a limited number of authorized shares of common stock available for issuance and will need to seek stockholder approval to amend our certificate of incorporation, or effect a reverse stock split, to effect an increase in our authorized shares of Common Stock.
Immediately following this offering, we will not have a sufficient number of authorized shares to permit exercise of the new warrants. We will seek stockholder approval of an amendment to our certificate of incorporation or complete a reverse stock-split to effect an increase in the number of authorized shares of common stock in an amount sufficient to permit the exercise in full of the new warrants. If we do not receive the requisite stockholder approval or are unable to effect a reverse stock-split, which would have the effect of reducing the number of issued shares and increasing the authorized shares of common stock available for issuance, to enable us to issue equity in the future, our operations will likely be materially adversely impacted.
Holders of the new warrants and pre-funded warrants will have no rights as common stockholders unless and until such holders exercise their new warrants or pre-funded warrants for shares of our common stock.
Unless and until holders of the new warrants or pre-funded warrants exercise such new warrants and pre-funded warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such new warrants and pre-funded warrants, except for the right to participate in certain dividends and distributions. Upon exercise of the new warrants or pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
The warrants are speculative in nature.
The holders of the new warrants may exercise their right to acquire the common stock and pay an exercise price per share equal to $7.75, subject to certain adjustments set forth in the new warrants, upon an increase in the our authorized shares, and the new warrants will expire on March 20, 2028, after which date any such unexercised new warrants will expire and have no further value. Moreover, following this offering, the market value of the new warrants, if any, is uncertain and there can be no assurance that the market value of such new warrants will equal or exceed their imputed offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the new warrants, and consequently, it may not ever be profitable for holders of such new warrants to exercise them.
We may not receive any additional funds upon the exercise of the warrants or the pre-funded warrants.
Each new warrant and pre-funded warrant may be exercised by way of a cashless exercise if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the shares underlying the new warrants or pre-funded warrants.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of our securities (which represents the proceeds from the exercise of the March Warrants into shares of common stock and the pre-funded warrants) in this offering will be approximately $354 million, after deducting financial advisor fees and estimated offering expenses payable by us and excludes the proceeds, if any, from the exercise of the warrants sold in this offering. If all of the new warrants and pre-funded warrants sold in the offering were to be exercised for cash at their exercise price, we would receive additional gross proceeds of approximately $1.4 billion. We intend to use the net proceeds from this offering for working capital and general corporate purposes. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025:
•
on an actual basis; and

•
on an as-adjusted basis to give effect to the exercise of the March Warrants for the issuance of 31,000,000 shares of common stock at a price of $2.00 per share and the payment for the pre-funded warrants.

You should read this table in conjunction with “Use of Proceeds” as well as our consolidated financial statements and the related notes thereto included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.
(dollars in thousands, except per share amounts)	As of June 30, 2025
	Actual	As Adjusted(1)
	(unaudited)
Cash and cash equivalents	$140,736	$495,835
Restricted cash(2)	195,443	195,443
Current portion of long-term debt:
7.00% Convertible Senior Notes due June 2026	145,318	145,318
Other Current Debt	64,936	64,936
Long-term debt:
Other long-term debt	135,325	135,325
Total long-term debt	135,325	135,325
Stockholders’ equity:
Common Stock, $0.01 par value per share; 1,500,000,000 shares authorized; 1,165,714,048 shares issued (including shares in treasury), actual; 1,196,714,048 shares issued, as adjusted	11,658	11,967
Additional paid-in capital	8,789,434	9,144,224
Accumulated other comprehensive loss	3,478	3,478
Accumulated deficit	(7,018,201)	(7,018,201)
Less common stock in treasury (18,494,066 shares)	(105,304)	(105,304)
Non-controlling interest	82,894	82,894
Total stockholders’ equity	1,763,959	2,119,058
Total capitalization(3)	$2,130,748	$2,254,383

(1)
Assumes no exercise of the new warrants or pre-funded warrants sold in this offering.

(2)
Reflects primarily cash required to be maintained in restricted accounts securing the Company’s finance obligations.

(3)
Total capitalization is equal to the sum of total long-term debt and total stockholders’ equity.

DESCRIPTION OF SECURITIES WE ARE OFFERING
The following is a brief summary of certain terms and conditions of the warrants being offered in this offering. The following description is subject in all respects to the provisions contained in instruments governing the applicable security.
Common Stock
The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.
New Warrants
The following is a summary of the material terms and provisions of the new warrants to purchase shares of common stock that are being offered hereby. This summary is subject to and qualified in its entirety by the form of common stock warrant, which has been provided to the Investor in this offering and will be filed with the SEC as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common stock warrant for a complete description of the terms and conditions of the warrants.
Term
The warrants will be exercisable upon the Company increasing its authorized shares of common stock and will expire on March 20, 2028.
Exercise Price
The warrants offered hereby will have an exercise price of $7.75 per share. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.
Exercisability
The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of our outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Purchasers in this offering may also elect prior to the issuance of warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. Further, such warrants may not be exercised to the extent that such exercise would result in a holder and its affiliates beneficially owning more than 9.99% of the outstanding common stock or outstanding voting power of the Company (including shares of common stock issuable upon exercise of the warrants held by them).
Cashless Exercise
If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Fundamental Transactions
In the event of any fundamental transaction, as described in the new warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a new warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event. Alternatively, in connection with any “Change of Control”, as described in the new warrants, if requested by the holder of the warrant, the successor entity shall purchase the warrant from such holder by paying the holder cash in an amount to be calculated using the Black-Scholes Option Pricing Model, as described in the new warrants. Notwithstanding the foregoing, the Company shall not be party to a fundamental transaction unless (i) the successor entity assumes the obligations under the warrant and transaction documents or (ii) the successor entity is a publicly traded company, which the holder of the warrant may waive.
Authorized Share Failure
The Company has not reserved shares of common stock underlying the new warrants and does not expect to effect any exercise of the new warrants unless and until the Company increases its authorized shares of common stock. The new warrants may be cash settled after February 28, 2026, as described in the new warrant, if shares of common stock are not then available to satisfy exercises.
Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the new warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number.
Trading Market
There is no established trading market for any of the new warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the new warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the new warrants will be limited.
Rights as a Stockholder
Except as otherwise provided in the new warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of new warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such warrant holders exercise their new warrants.
Waivers and Amendments
No term of the new warrants may be amended or waived without the written consent of the company on one hand, and the holder of such new warrants, on the other.
Pre-funded warrants
The following is a summary of the material terms and provisions of the pre-funded warrants to purchase shares of common stock that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded common stock warrant, which has been provided to the Investor in this offering and will be filed with the SEC as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded common stock warrant for a complete description of the terms and conditions of the pre-funded warrants.

Term
The pre-funded warrants will be immediately exercisable from the date of issuance and will expire on March 20, 2028.
Exercise Price
The pre-funded warrants offered hereby will have a $0.0001 per share nominal exercise price (represented by the offering price per share for common stock less a nominal exercise price of $0.0001 per share remaining unpaid as of the issuance date).
Exercisability
The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s pre-funded warrants to the extent that the holder would own more than 4.99% of our outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers in this offering may also elect prior to the issuance of pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. Further, such pre-funded warrants may not be exercised to the extent that such exercise would result in a holder and its affiliates beneficially owning more than 9.99% of the outstanding common stock or outstanding voting power of the Company (including shares of common stock issuable upon exercise of the warrants held by them).
Cashless Exercise
If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.
Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number.
Trading Market
There is no established trading market for any of the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Rights as a Stockholder
Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such pre-funded warrant holders exercise their warrants.
Waivers and Amendments
No term of the pre-funded warrants may be amended or waived without the written consent of the company on one hand, and the holder of such pre-funded warrants, on the other.

DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of dividends will depend upon capital requirements and limitations imposed by our credit agreements, if any, and such other factors as our board of directors may consider.

Plan of Distribution
Oppenheimer & Co. Inc. is acting as our lead financial advisor in connection with the transaction pursuant to certain letter agreement dated as of October 8, 2025. BTIG LLC, Clear Street LLC, Craig-Hallum Capital Group LLC, H.C. Wainwright & Co., LLC and Roth Capital Partners are acting as co-financial advisors in connection with the transactions. The Financial Advisors are not purchasing or selling any of the securities offered by us in this offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities.
Delivery of the securities offered hereby is expected to take place on or about October 9, 2025, subject to satisfaction of customary closing conditions.
Financial Advisor Fees, Commissions and Expenses
We have agreed to pay the Financial Advisors a fee equal to 4.25% of the total proceeds received from the exercise of the March Warrants (the “Fee”). The following table shows the per warrants exercised and total Fee we will pay to the Financial Advisors in connection with the securities offered pursuant to this prospectus supplement and the accompanying prospectus.
	Per March Warrant Exercised	Total
Offering price
Shares of common stock and new warrants(1)	$2.0000	$62,000,000.00
Pre-funded warrants(2)	$1.9999	$308,845,484.95
Financial Advisor Fees	$0.0850	$15,761,589.44
Proceeds to us, before expenses(3)	$1.9150	$355,083,895.51

(1)
31,000,000 shares of common stock and 185,430,464 new warrants

(2)
154,430,464 pre-funded warrants

(3)
The above proceeds do not give effect to any proceeds from (i) the exercise of the new warrants being issued in this offering and (ii) the unfunded $0.0001 per share of common stock exercise price of the pre-funded warrants being issued in this offering.

Regulation M
The Financial Advisors may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the Financial Advisors would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock by the Financial Advisors acting as principal. Under these rules and regulations, the Financial Advisors:
•
may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Financial Advisors or by their affiliates. Other than this prospectus supplement and the accompanying prospectus, the information on any of the Financial Advisor’s website and any information contained in any other website maintained by any of the Financial Advisors is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Financial Advisors, and should not be relied upon by investors.
Certain Relationships
The Financial Advisors and their affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Financial Advisors and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF COMMON STOCK OR WARRANTS
The following is a discussion of the material U.S. federal income and certain estate tax considerations relating to ownership and disposition of shares of our common stock, new warrants, or pre-funded warrants acquired in this offering. This discussion is for informational purposes only and is not tax advice. Accordingly, all prospective holders of our common stock, new warrants, or pre-funded warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock, new warrants, or pre-funded warrants. For purposes of this discussion, a “U.S. holder” means a beneficial owner (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) of our common stock, new warrants, or pre-funded warrants who is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons has the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our common stock or warrants who is not a U.S. holder or a partnership or other pass-through entity for U.S. federal income tax purposes.
This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein or that any such challenge would not be sustained by a court. We assume in this discussion that each holder holds shares of our common stock or warrants as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular holder in light of that holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxation, the alternative minimum tax provisions of the Code or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to particular holders, such as:
•
insurance companies;

•
tax-exempt organizations;

•
banks financial institutions;

•
brokers or dealers in securities;

•
traders in securities that elect to use a mark-to-market method of accounting;

•
regulated investment companies;

•
pension plans;

•
controlled foreign corporations;

•
passive foreign investment companies;

•
corporations that accumulate earnings to avoid U.S. federal income tax;

•
owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•
U.S. holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•
qualified foreign pension funds or entities wholly owned by a qualified foreign pension fund;

•
owners required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement;

•
real estate investment trusts; and

•
certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or persons who hold our common stock, new warrants, or pre-funded warrants through partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock, new warrants, or pre-funded warrants should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock, new warrants, or pre-funded warrants through a partnership or other pass-through entity, as applicable.
Treatment of Pre-funded Warrants
Although it is not entirely free from doubt, a pre-funded warrants should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.0001. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Exercise and Expiration of Warrants
In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the warrant exercised (as determined pursuant to the rules discussed above). The U.S. holder’s holding period in the shares of our common stock acquired on exercise of the warrant will begin on the date of exercise of the warrant (or possibly, the day after), and will not include any period for which the U.S. holder held the warrant.
In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants, including with respect to their holding period and tax basis in the shares of common stock acquired on the exercise of warrants.
The lapse or expiration of a warrant will be treated as if the U.S. holder sold or exchanged the warrant and recognized a loss in an amount equal to the U.S. holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrant is held for more than one year. The deductibility of capital losses is subject to limitations.
Certain Adjustments to and Distributions on the Warrants
Under Section 305 of the Code, an adjustment to (or failure to adjust) the number of shares of common stock issued on the exercise of the warrants, or an adjustment to (or failure to adjust) the exercise price of the warrants, may be treated as a constructive distribution to a U.S. holder of the warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment. An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution in cash or other property to the holders of warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the warrants, then we may make a corresponding distribution to a warrant holder. The taxation of a distribution received with respect to a warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.
Distributions on Our Common Stock
As discussed under “Dividend Policy” above, we do not expect to make cash dividends to holders of our common stock in the foreseeable future. Distributions, if any, made on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock which will reduce a holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.” If certain holding period and other applicable requirements are met, dividends received by a corporation will be eligible for a dividends received deduction, and dividends received by a non-corporate U.S. holder will qualify for taxation at reduced rates.
Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants
Upon a sale, exchange or other taxable disposition of our common stock or warrants (other than by exercise), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in the common stock or warrants, as applicable. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants, as applicable, exceeds one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a sale, exchange or other taxable disposition of our common stock or warrants should consult their own tax advisors regarding the tax treatment of such losses.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to distributions (including constructive distributions) on the common stock or warrants and to the proceeds of a sale or other disposition of common stock or warrants paid by us to a U.S. holder unless such U.S. holder is an exempt recipient from backup withholding, such as C corporations and certain tax-exempt organizations. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable To Non-U.S. Holders
Exercise and Expiration of Warrants
In general, a Non-U.S. holder will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear. A Non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of warrants.
The expiration or lapse of a warrant will be treated as if the Non-U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the Non-U.S. holder’s tax basis in the warrant. However, a Non-U.S. holder will not be able to utilize a loss recognized upon expiration or lapse of a warrant against the Non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States) or is treated as a U.S.-source loss and the Non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.
Certain Adjustments to and Distributions on the Common Stock Warrants
As described above under “— Tax Considerations Applicable to U.S. Holders - Certain Adjustments to and Distributions on the Warrants”, an adjustment to the warrants could result in a constructive distribution to a Non-U.S. holder, which would be treated as described under “Distributions on our Common Stock” below, and the tax treatment of a distribution on a warrant is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.
Distributions on Our Common Stock
As discussed under “Dividend Policy” above, we do not expect to make cash dividends to holders of our common stock in the foreseeable future. Distributions, if any, made on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the Non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock which will reduce a holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.” Any such distributions will also be subject to the discussion below under the section titled “FATCA.”
Dividends paid to a Non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the Non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
A Non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. A Non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
Gain on Sale or Other Taxable Disposition of Our Common Stock or Warrants
In general, a Non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock or warrants unless:
•
the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such Non-U.S. holder in the United States, in which case the Non-U.S. holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the Non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

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the Non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the Non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. holder provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses, if any; or

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we are, or have been, at any time during the five-year period preceding such taxable disposition (or the Non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the Non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the taxable disposition or the period that the Non-U.S. holder held our common stock. Special rules may apply to a holder of warrants. Non-U.S. holders are urged to consult their own tax advisors regarding the application of these rules to warrants. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then, 15% of the proceeds payable to a Non-U.S. holder from a sale or other taxable disposition of our common stock, or possibly warrants, may be required to be withheld and the Non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

U.S. Federal Estate Tax
Shares of our common stock that are owned or treated as owned at the time of death by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to warrants.
Backup Withholding and Information Reporting
We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions (including constructive distributions) on our common stock or warrants and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a Non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets the documentary evidence requirements for establishing that it is a not a United States person or otherwise establishes an exemption. Dividends paid to Non-U.S. holders subject to U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock or warrants by a Non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. holder can be refunded or credited against the Non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
Withholding and Information Reporting Requirements - FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on, or gross proceeds from the sale or other disposition of, our common stock or warrants paid to foreign entities, unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.
Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our common stock or warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock or warrants, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.
If withholding under FATCA is required on any payment related to our common stock or warrants, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify these rules. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or warrants and the entities through which they hold our common stock or warrants.

The preceding discussion of material U.S. federal tax considerations and certain estate tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or warrants, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Goodwin Procter LLP, New York, New York.
EXPERTS
The financial statements of Plug Power Inc. and subsidiaries (the “Company”) as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 (File No. 333-287577) under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
We make available free of charge on our website our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page S-27 of this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:
Plug Power Inc.
125 Vista Boulevard
Slingerlands, New York, 12159
Attention: General Counsel
Telephone: (518) 782-7700

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference certain information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those other documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file in the future with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents (except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules and regulations):
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Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025, as amended by Amendment No. 1 filed with the SEC on April 30, 2025;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 12, 2025 and August 11, 2025, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 23, 2025, February 10, 2025, March 20, 2025, March 20, 2025, April 28, 2025, June 6, 2025, July 9, 2025, July 9, 2025, August 15, 2025, September 30, 2025, and October 7, 2025 (but only with respect to information included in Item 1.01 and Item 2.03); and

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the description of the Registrant’s common stock (filed as Exhibit 4.7 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024, including any amendments or reports filed for the purpose of updating such description).

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offering and prior to the termination of this offering (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations) are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.
We maintain a website that contains information about us at www.plugpower.com. The information found on, or otherwise accessible through our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC. To obtain copies of the filings we make with the SEC, see “Where You Can Find More Information” on page S-26 of this prospectus supplement.

PROSPECTUS
PLUG POWER INC.
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
This prospectus describes securities that may be issued and sold from time to time by us or that may be offered and sold from time to time by selling securityholders to be identified in the future. We may offer, in one or more series or classes, separately or together, the following securities: (i) shares of common stock, par value $0.01 per share, (ii) shares of preferred stock, par value $0.01 per share, (iii) warrants to purchase shares of common stock, preferred stock and/or debt securities, (iv) debt securities and (v) units comprised of one or more of the securities described in this prospectus in any combination. We refer to the common stock, preferred stock, warrants, debt securities and units registered hereunder collectively as the “securities” in this prospectus.
The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement. The securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. These securities also may be offered by selling securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About this Prospectus” and the “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
Our common stock is listed on the NASDAQ Capital Market under the symbol “PLUG.” On May 23, 2025, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.78. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 3 and any applicable prospectus supplement as well as those set forth in the documents incorporated by reference into this prospectus or any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 27, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings, and selling securityholders may from time to time offer and sell any such security owned by them.
This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We or any selling securityholders may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents or underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, any applicable prospectus supplement, any information incorporated or deemed incorporated by reference herein or therein or any related free writing prospectus is accurate as of any date other than the date of such information. Our business, financial condition, results of operations and prospects and the business may have changed since that date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Plug Power,” “we,” “us,” “our,” or the “Company” refer to Plug Power Inc. and its subsidiaries.
This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

OUR COMPANY
We are building an end-to-end clean hydrogen ecosystem, from production, storage, and delivery to energy generation, to help our customers meet their business goals and decarbonize the economy. In creating the first commercially viable market for hydrogen fuel cells, we have deployed more than 72,000 fuel cell systems for forklifts and more than 275 fueling stations. We intend to deliver our hydrogen solutions directly to our customers, and through joint venture partners into multiple environments, including material handling, supply chain and logistics, e-mobility, stationary power generation and industrial applications.
We are focused on delivering a number of hydrogen solutions to our customers. Our vertically integrated end-to-end hydrogen solutions, which are designed to fit individual customer needs, include hydrogen production equipment or the delivery of hydrogen fuel, including:
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Fuel cells:   Fuel cells are electrochemical devices that combine hydrogen and oxygen to produce electricity and heat without combustion. We offer stationary and mobility fuel cell products to our customers in addition to serving the material handling industry. Our fuel cells power material handling vehicles (forklifts), replacing lead-acid batteries. We support customers at multi-shift high volume manufacturing and high throughput distribution sites where our fuel cell products provide a unique combination of productivity, flexibility, and environmental benefits.

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Proton exchange membrane (“PEM”) electrolyzers:   Our electrolyzers use clean electricity to split water into hydrogen and oxygen. Using electrolyzers, customers can generate hydrogen for a variety of applications. PEM technology delivers high power density, carries low weight and volume and operates at relatively low temperatures which allows it to start quickly and cause less wear and tear on the system. In support of the market growth and our own ambitions, we have built a state-of-the-art gigafactory to produce electrolyzer stacks in Rochester, New York.

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Hydrogen liquefiers:   We have a core competency in liquefaction systems known for their operational efficiency, flexibility and reliability. Our hydrogen liquefaction system has one of the most energy-efficient designs on the market utilizing hydrogen as the refrigerant in the main liquefaction cycle.

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Liquid hydrogen cryogenic solutions:   We have expertise designing and manufacturing cryogenic solutions, including liquid storage tanks, delivery trailers, vaporizers, portable equipment, and integrated control systems. Our hydrogen tanker is one of the largest and lightest trailers currently manufactured, with significant over-the-road payloads.

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Hydrogen production:   In addition to our pre-existing hydrogen production plant in Tennessee, we began producing liquid hydrogen at our hydrogen facility in Kingsland, Georgia in January 2024. Also, our hydrogen production plant in St. Gabriel, Louisiana began operations in the second quarter of 2025, and we continue to progress additional new hydrogen production plants throughout the United States, including in New York and Texas.

Corporate Information
We were organized in the State of Delaware on June 27, 1997. Our principal executive offices are located at 125 Vista Boulevard, Slingerlands, New York, 12159, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. The information on, or that can be accessed through, our website is not part of this prospectus, and any accompanying prospectus supplement and is not incorporated by reference herein and you should not consider it part of this prospectus or any accompanying prospectus supplement. We have included our website address as an inactive textual reference only.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks and uncertainties set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains and/or incorporates by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “should,” “will,” “would,” “plan,” “project” or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us, or if received, may not be available to us on favorable terms; the risk that we may not be able to expand our business or manage our future growth effectively; our ability to maintain an effective system of internal control over financial reporting; the risk that delays in or not completing our product development and hydrogen plant construction goals may adversely affect our revenue and profitability; the risk that we may not be able to obtain from our hydrogen suppliers a sufficient supply of hydrogen at competitive prices or the risk that we may not be able to produce hydrogen internally at competitive prices; our ability to achieve the forecasted revenue and costs on the sale of our products; the risk that we may not be able to convert all of our estimated future revenue into revenue and cash flows; the risk that purchase orders may not ship, be commissioned or installed and/or converted to revenue, in whole or in part; the risk that some or all of the recorded goodwill, intangible assets and property, plant, and equipment could be subject to impairment; the anticipated benefits and actual savings and costs resulting from the implementation of cost-reduction measures that include workforce reductions and limits on discretionary spending, inventory and capital expenditures; the risks associated with global economic uncertainty, including inflationary pressures, fluctuating interest rates, currency fluctuations, and supply chain disruptions; the risk of elimination, reduction of, or changes in qualifying criteria for government subsidies and economic incentives for alternative energy products, or the nonrenewal of such subsidies and incentives; the risk that the Department of Energy loan may be delayed, or that we may not be able to satisfy all of the technical, legal, environmental or financial conditions acceptable to the Department of Energy to receive the loan; the risks, liabilities, and costs related to environmental, health, and safety matters; the risk that our lack of extensive experience in manufacturing and marketing of certain of our products may impact our ability to manufacture and market said products on a profitable and large-scale commercial basis; the risk that a sale or issuance of a significant number of shares of stock could depress the market price of our common stock; the risk of dilution to our stockholders and/or impact to our stock price should we need to raise additional capital; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; our ability to leverage, attract and retain key personnel; the risk related to increased scrutiny and changing expectations from regulators, investors, and others regarding our environmental, social and governance practices and reporting; the risk of increased costs associated with legal proceedings and legal compliance; the risk that a loss of one or more of our major customers, or the delay in payment or the failure to pay receivables by one of our major customers, could have a material adverse effect on our financial condition; the risk of potential losses related to any contract disputes; the risk of potential losses related to any product liability claims; the cost and timing of developing, marketing, and selling our products; the risks involved with participating in joint ventures, including our ability or inability to execute our strategic growth plan through joint ventures; our ability to obtain arrangements to support the sale or leasing of our products and services to customers, or our power purchase agreements with such customers; the risk that we may not be able to maintain a sufficient level of liquidity to achieve our business objectives or meet our obligations; the cost and availability of fuel and fueling infrastructures for our products; the risk that our convertible senior notes, if settled in cash, could have a material adverse effect on our financial results; the risk that our convertible note hedges may affect the value of our convertible senior notes and our common stock; the risks related to the use of flammable fuels in our products; market acceptance of our products and services; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing, and the supply of key product components; the cost and availability of components and parts for our products; the risk that existing or possible new tariffs could have a material adverse effect on our business; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the risks related to our operational dependency on information technology and the risk of the failure of such technology, including failure to effectively prevent, detect, and recover from security compromises or breaches, including cyber-attacks; the cost of complying with current and future federal, state and international governmental regulations; the risks associated with past and potential future acquisitions; the risks associated with geopolitical instability, including the conflicts in the Middle East and between Russia and Ukraine as well as tensions between U.S. and China and neighboring regions; the volatility of our stock price; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC.
Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated herein or therein.
The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included in our Annual Report on Form 10-K for the year ended December 31, 2024. The risk factors contained in our Annual Report are updated by us from time to time in subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds received by us from our sale of the securities described in this prospectus for general corporate purposes, which may include, without limitation, repayment of existing indebtedness, the financing of possible acquisitions and investments, capital expenditures, stock repurchases and for working capital. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement or free writing prospectus. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation (as amended), which we refer to herein as our certificate of incorporation, and our amended and restated bylaws, which we refer to herein as our bylaws, copies of which are filed with the SEC. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and our bylaws. See “Where You Can Find Additional Information.”
Authorized Capital
Our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
As of March 31, 2024, 977,353,668 shares of our common stock were issued and outstanding. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements.
The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.
Subject to the preferences that may be applicable to any then outstanding preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, duly authorized, fully paid and nonassessable. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.
Our common stock trades on the NASDAQ Capital Market under the symbol “PLUG.”
Preferred Stock
As of March 31, 2025, no shares of preferred stock were issued and outstanding.
The Company’s certificate of incorporation authorizes its board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series into other classes or series of stock. We may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by our board of directors. Prior to the issuance of shares of each class or series of preferred stock, the Company’s board of directors will set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.
The preferences and other terms of the preferred stock of each class or series will be fixed by the certificate of designation relating to such class or series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the preferred stock, including, where applicable, the following:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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voting rights, if any, of the preferred stock;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (i) senior to all classes or series of the common stock, and to any other class or series of the Company’s stock expressly designated as ranking junior to the preferred stock; (ii) on parity with any class or series of the Company’s stock expressly designated as ranking on parity with the preferred stock; and (iii) junior to any other class or series of the Company’s stock expressly designated as ranking senior to the preferred stock.
The DGCL provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws
Delaware Anti-Takeover Law.   We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaws.   Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:
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permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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provide that the authorized number of directors may be changed only by resolution of the board of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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divide our board of directors into three classes;

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generally require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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provide that, except as otherwise required by statute and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of the directors then in office.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least two-thirds of our then outstanding common stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock and preferred stock is Broadridge Corporate Issuer Solutions, LLC The transfer agent and registrar’s address is 51 Mercedes Way, Edgewood, New York 11717.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. The following description, together with the additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any future warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants offered under that prospectus supplement or free writing prospectus may differ from the terms described below. The following description and any description of the warrants in a prospectus supplement or free writing prospectus may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement and warrant certificate, which we will file with the SEC in connection with an issuance of the warrants.
General
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the offering price and aggregate number of warrants offered;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue any debt securities under the indenture that we will enter into with a designated trustee. The form of the indenture has been filed as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC. The following summaries of material provisions of the debt securities will be subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture, including the relevant supplemental indenture thereto, that contains the terms of the debt securities as these documents, and not the summary, define your rights as a holder of debt securities.
General
We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including (but not limited to):
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the title;

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the aggregate principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the aggregate principal amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

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the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the place where principal and, if applicable, premium and interest, payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability or the ability of our subsidiary to:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiary;

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redeem capital stock;

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place restrictions on our subsidiary’s ability to pay dividends, make distributions or transfer assets;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with stockholders or affiliates;

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issue or sell stock of our subsidiary;

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effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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the applicability of the provisions in the indenture on discharge;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Events of Default Under the Indenture
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following will be events of default under the indentures with respect to any series of debt securities that we may issue:
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if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:
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to fix any ambiguity, defect or inconsistency in the indenture;

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to comply with the provisions described above under “Description of Our Debt Securities -  Consolidation, Merger or Sale”;

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities - General”, to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the stated maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture will provide that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or definitive global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.
Subject to this provision, the trustee will be under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The specific terms of any series of units offered will be described in the applicable prospectus supplement or free writing prospectus. The specific terms of any series of units may differ from the general description of terms presented below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units.
General
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement;

•
the price or prices at which such units will be issued;

•
the applicable United States federal income tax considerations relating to the units;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock”, “Description of Warrants” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
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to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

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to correct or supplement any defective or inconsistent provision; or

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to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
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impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
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If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

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If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the unit agreements and the units will be governed by and construed in accordance with the laws of the State of New York.
Form, Exchange and Transfer
We will issue each unit in global (i.e., book-entry) form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us common stock, preferred stock, warrants, debt securities or units, as applicable, in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or may agree in the future to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The selling securityholders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling securityholders are broker or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.
The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number and classes of our securities beneficially owned by such selling securityholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and any selling securityholders may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:
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to or through one or more underwriters or dealers;

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in short or long transactions;

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directly by us or any selling securityholders to investors;

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through agents; or

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through a combination of methods.

We will set forth in a prospectus supplement or free writing prospectus the terms and offering of securities by us or any selling securityholder, including:
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the names of any underwriters, dealers, agents or other counterparties;

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any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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details regarding options under which underwriters may purchase additional securities from us or any selling securityholders, if any;

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the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;

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the public offering price; and

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the securities exchanges on which such securities may be listed, if any.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
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in privately negotiated transactions;

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in one or more transactions at a fixed price or prices, which may be changed from time to time;

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in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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at market prices prevailing at the time of sale or prices related to the prevailing market prices at the time of sale; or

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at negotiated prices.

We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than the common stock, which is listed on the Nasdaq Capital Market). If the Company sells any shares of the common stock pursuant to a prospectus supplement, such shares will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or our operating partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may occur on the Nasdaq Capital Market or any other market where our securities may be traded, and may be discontinued at any time.
The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, New York, New York.
EXPERTS
The financial statements of Plug Power Inc. and subsidiaries (the “Company”) incorporated by reference in this prospectus and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov. In addition, we maintain a website that contains information about us at www.plugpower.com. The information found on, or otherwise accessible through, this website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025;

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our Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2024 filed with the SEC on April 30, 2025;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 12, 2025;

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our Current Reports on Form 8-K filed with the SEC on January 23, 2025, February 10, 2025, March 20, 2025, March 20, 2025 and April 28, 2025 (but only with respect to information included in Item 1.01 and Item 2.03);

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the description of our common stock (filed as Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, including any amendments or reports filed for the purpose of updating such description); and

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all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the underlying securities (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). You should direct any requests for documents to:
Plug Power Inc.
125 Vista Boulevard
Slingerlands, New York, 12159
Attention: General Counsel
Telephone: (518) 782-7700

Warrants to Purchase 185,430,464 Shares of Common Stock
Pre-funded Warrants to Purchase 154,430,464 Shares of Common Stock
PROSPECTUS SUPPLEMENT
Lead Financial Advisor
Oppenheimer & Co.
Co-Advisors
BTIG	Clear Street	Craig-Hallum
H.C. Wainwright & Co., LLC	Roth Capital Partners
October 8, 2025